                                                                    EXHIBIT i(3)



                               CONSENT OF COUNSEL

                              AIM TAX-EXEMPT FUNDS
                              --------------------


         We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund, which is included in Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242), and Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890), on Form N-1A of AIM Tax-Exempt Funds.




                                    /S/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                    ------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 17, 2000